Exhibit 10.5

UNDERWRITER PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

This UNDERWRITER PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT (this “Agreement”) is made as of the [●] day of [●], 2021, by and between InterPrivate III Financial Partners Inc., a Delaware corporation (the “Company”), having its principal place of business at 1350 Avenue of the Americas, New York, New York 10019, and EarlyBirdCapital, Inc., a New York corporation (the “Subscriber”), having its principal place of business at 366 Madison Avenue, 8th Floor, New York, NY 10017.

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Placement”) an aggregate of 100,000 units (the “Initial Underwriter Units”) of the Company, and up to an additional 15,000 units (the “Additional Underwriter Units” and together with the Initial Underwriter Units, the “Units”), each Underwriter Unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”) and one-fifth of one warrant, each whole warrant exercisable to purchase one share of Common Stock (“Warrant”), for a purchase price of $10.00 per Underwriter Unit. The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares.” The shares of Common Stock underlying the Underwriter Units (excluding the Warrant Shares) are hereinafter referred to as the “Placement Shares.” The Warrants underlying the Underwriter Units are hereinafter referred to as the “Placement Warrants.” The Underwriter Units, Placement Shares, Placement Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities.” Each Placement Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 during the period commencing 30 days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the consummation of the Business Combination; provided, however, that so long as any warrant is held by the Subscriber or its designees or affiliates, such warrant may not be exercised after the fifth (5th) anniversary of the effective date of the Registration Statement; and

WHEREAS, the Subscriber wishes to purchase 100,000 Initial Underwriter Units and up to 15,000 Additional Underwriter Units, and the Company wishes to accept such subscription from the Subscriber.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Underwriter Units.

(i) Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date (as defined below) the Initial Underwriter Units in consideration of the payment of the Initial Purchase Price (as defined below). On the Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Securities purchased or effect such delivery in book-entry form.

(ii) The Subscriber hereby agrees to purchase up to an additional 15,000 Additional Units at $10.00 per Additional Unit for a purchase price of up to $150,000. The purchase and issuance of the Additional Units shall occur only in the event that the Over-Allotment Option is exercised in full or in part. The total number of Additional Units to be purchased hereunder shall be in the same proportion as the proportion of the Over-Allotment Option that is exercised. Each purchase of Additional Units shall occur simultaneously with the consummation of the applicable portion of the Over-Allotment Option.

1.2. Purchase Price.

(i) As payment in full for the Initial Underwriter Units being purchased under this Agreement, the Subscriber shall pay $1,000,000 (the “Initial Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”) one (1) business day prior to the date of effectiveness of the Registration Statement.

(ii) As payment in full for the Additional Underwriter Units being purchased under this Agreement, the Subscriber shall pay $10.00 per Additional Unit being purchased by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account at a financial institution to be chosen by the Company, maintained by Continental one (1) business day prior to the Closing Date of the applicable portion of the Over-Allotment Option.

1.3. Closing. The closing of the purchase and sale of the Initial Underwriter Units shall take place simultaneously with the closing of the IPO, and the closing of the purchase and sale of the Underwriter Additional Units shall take place simultaneously with the closing of the applicable portion of the Over-Allotment Option (each a “Closing Date”). The closing of the purchase and sale of the Underwriter Units shall take place at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, or such other place as may be agreed upon by the parties hereto.

1.4. Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to December 31, 2021.

1.5. Lockup. The Subscriber acknowledges and agrees that the Units and their component parts will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to FINRA Rule 5110(e), be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Units and their component parts may not be sold, transferred, assigned, pledged or hypothecated during the 180-day period following the effective date of the registration statement on Form S-1 except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the Subscriber and any such participating underwriter or selected dealer. Additionally, the Units and their component parts will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO.

2. Representations and Warranties of the Subscriber

The Subscriber represents and warrants that:

2.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Placement of the Securities.

2.2. Accredited Investor. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. The Subscriber is purchasing the Securities solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Insider Letter”) to be entered into with respect to the Securities between, among others, the Subscriber and the Company, as described in the Registration Statement), and not with a view to the distribution thereof and the Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Insider Letter. the Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. The Subscriber acknowledges and understands the Underwriter Units are being offered in a transaction not involving a public offering in the Underwriter United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, the Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the Insider Letter, as described in the Registration Statement). The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i) The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) The Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. Independent Investigation. The Subscriber, in making the decision to purchase the Underwriter Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Underwriter Units and has had full access to such other information concerning the Company as the Subscriber has requested. The Subscriber confirms that all documents that it has requested have been made available and that the Subscriber has been supplied with all of the additional information concerning this investment which the Subscriber has requested.

2.7. Organization and Authority. The Subscriber is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8. Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.9. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Subscriber’s charter documents, (ii) any agreement or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.10. No Legal Advice from Company. The Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11. Reliance on Representations and Warranties. The Subscriber understands the Underwriter Units are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12. No General Solicitation. The Subscriber is not subscribing for the Underwriter Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13. Legend. The Subscriber acknowledges and agrees the certificates (if any) evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, the Subscriber that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 380,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 5,750,000 shares of Class B Common Stock (of which up to 750,000 shares are subject to forfeiture as described in the Registration Statement), no shares of Class A Common Stock and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and Continental, as warrant agent (the “Warrant Agreement”), as the case may be, each of the Underwriter Units, Placement Shares, Placement Warrants and Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Underwriter Units, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Subscriber will have or receive good title to the Underwriter Units, Placement Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Underwriter Units, Placement Shares, Placement Warrants or Warrant Shares in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Underwriter Units, Placement Shares and Placement Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The certificates (if any) evidencing Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO AN INSIDER LETTER BETWEEN, AMONG OTHERS, INTERPRIVATE III FINANCIAL PARTNERS INC. AND INTERPRIVATE ACQUISITION MANAGEMENT III, LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE INSIDER LETTER.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith and with the Insider Letter.

4.4. Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity. In the event the Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such shares of Common Stock upon the same terms offered to all other purchasers of Common Stock in the IPO in the event the Company fails to consummate the Business Combination.

6. Terms of Placement Warrants. Each Placement Warrant shall have the terms set forth in the Warrant Agreement.

7. [Reserved].

8. Terms of the Underwriter Units and Placement Warrants

8.1. The Underwriter Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Underwriter Units and component parts are subject to the transfer restrictions described in the Insider Letter, (ii) the Placement Warrants will be non-redeemable if called for redemption pursuant to Section 6.1 of the Warrant Agreement so long as they are held by the Subscriber (or any of its permitted transferees) and as otherwise provided in Section 5 herein, and may be exercisable on a “cashless” basis if held by the Subscriber or its permitted transferees, as further described in the Warrant Agreement and (iii) the Underwriter Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement to be signed on or before the date of the Prospectus or an exemption from registration is available.

8.2. The Subscriber agrees to vote the Placement Shares in accordance with the terms of the Insider Letter and as otherwise described in the Registration Statement.

9. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

10. Assignment; Entire Agreement; Amendment

10.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

10.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

10.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices

11.1. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

12. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Survival; Severability

13.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing Date.

13.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

INTERPRIVATE III FINANCIAL PARTNERS INC.

By:
Name: Brandon Bentley
Title: General Counsel

SUBSCRIBER:

EARLYBIRDCAPITAL, INC.

By:
Name:
Title:

[Signature Page to Underwriter Unit Purchase Agreement (InterPrivate III Financial Partners Inc.)]